Exhibit 99.1

Intrexon Announces First Quarter 2016 Financial Results

– Quarterly revenues of $43.4 million and GAAP net loss of $64.4 million including non-cash charges of $50.6 million –

– Adjusted EBITDA of $1.9 million –

– Consideration received for technology access fees, reimbursement of R&D services and product and service revenues covered 92% of consolidated cash operating expenses –

GERMANTOWN, MD, May 10, 2016 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced its first quarter results for 2016.

Business Highlights and Recent Developments:

•	National Health Surveillance Agency of Brazil (Anvisa) announced that Oxitec, a wholly-owned subsidiary of Intrexon, would receive a special temporary registration to deploy its genetically engineered mosquito, OX513A, known as ‘Friendly Aedes aegypti’, throughout the country;

•	The World Health Organization’s Vector Control Advisory Group issued a positive recommendation for planned pilot deployment of Oxitec’s self-limiting mosquito (OX513A) under operational conditions. Additionally the Pan American Health Organization has offered to provide technical support for pilot studies of OX513A as part of its response to the Zika epidemic;

•	The U.S. Food and Drug Administration (FDA) Center for Veterinary Medicine published a preliminary finding of no significant impact (FONSI) on Oxitec’s self-limiting OX513A Ae. aegypti mosquito for an investigational trial in the Florida Keys;

•	Announced the Cayman Islands Mosquito Research and Control Unit (MRCU) plans to utilize Oxitec’s solution for suppression of wild populations of Ae. aegypti to help reclaim the island from this disease-carrying pest. The program follows a successful trial of Oxitec’s mosquito in the Cayman Islands that reduced Ae. aegypti by 96%;

•	Acquired the business of EnviroFlight LLC and formed a joint venture with Darling Ingredients Inc. (NYSE: DAR), the world’s largest publicly traded developer and producer of sustainable natural ingredients from bio-nutrients. Through collaboration between Intrexon and Darling, EnviroFlight’s scalable approach utilizing black soldier fly larvae will be used in the generation of high-nutrition, low environmental impact animal and fish feed as well as fertilizer products;

•	Announced the pilot plant for Intrexon’s proprietary gas-to-liquids bioconversion platform is operational. The plant is dedicated to the production of isobutanol, a drop-in fuel with numerous advantages over other clean burning gasoline blendstocks;

•	With collaborator Fibrocell Science, Inc. (NASDAQ: FCSC) announced allowance from the U.S. FDA to initiate a Phase I/II clinical trial for FCX-007 in adults. FCX-007 is Fibrocell’s lead gene-therapy product candidate developed in collaboration with Intrexon for the treatment of the orphan indication of recessive dystrophic epidermolysis bullosa. Additionally Fibrocell received orphan drug designation from the FDA for FCX-013, its second gene-therapy product candidate developed in conjunction with Intrexon, for the treatment of localized scleroderma;

•	Collaborator ZIOPHARM Oncology (NASD: ZIOP) announced the first patient was treated in the dose escalation portion of the Phase I study of Ad-RTS-hIL-12 for advanced glioma, and additionally the first patient was enrolled in the Phase I study of second generation non-viral CD-19-specific CAR T-cell therapy for advanced lymphoid malignancies;

•	Announced the formation of Intrexon T1D Partners, LLC, a joint venture to develop ActoBiotics® based antigen-specific immunotherapy to treat type 1 diabetes (T1D) in humans. The objective of the program is to create an easy-to-take pill for people afflicted with T1D to halt autoimmune-induced damage, both for early stage patients before they become insulin dependent and also for certain advanced stage patients to potentially prevent the requirement for insulin to be administered externally;

•	Entered into ECCs with two startups backed by the Harvest Intrexon Enterprise Fund, sponsored by Harvest Capital Strategies, LLC. Through the proprietary technologies of Intrexon, these companies will pursue new approaches for unmet needs in human health: Relieve Genetics, Inc. will focus on a breakthrough, non-opioid gene therapy approach for neuropathic pain and Exotech Bio, Inc. will utilize a novel exosome-based platform for delivering therapeutic RNA to treat select cancer indications; and

•	Announced the formation of Intrexon Crop Protection (ICP), a wholly-owned subsidiary dedicated to the biological control of agricultural pests and diseases. Through the utilization of Oxitec’s diverse self-limiting gene platform for insect control as well as the ActoBiotics® system for the expression of targeted biologicals, ICP will precisely target single pest species thereby avoiding off-target effects of conventional pesticide applications on the broader ecosystem.

First Quarter Financial Highlights:

•	Total revenues of $43.4 million, an increase of 28% over the first quarter of 2015;

•	Net loss of $64.4 million attributable to Intrexon, or $(0.55) per basic share, including non-cash charges of $50.6 million;

•	Adjusted EBITDA of $1.9 million, or $0.02 per basic share;

•	Cash consideration received for reimbursement of research and development services covered 56% of cash operating expenses (exclusive of operating expenses of consolidated subsidiaries);

•	Total consideration received for technology access fees, reimbursement of research and development services and products and services revenues covered 92% of consolidated cash operating expenses; and

•	Cash, cash equivalents, and short-term and long-term investments totaled $336.0 million, and the value of equity securities totaled $61.3 million at March 31, 2016.

In addition, Intrexon’s Board of Directors has authorized management to prepare a plan to distribute to the shareholders of Intrexon certain shares of the Intrexon Crop Protection subsidiary. Any dividend will be subject to various conditions including the registration of the subsidiary pursuant to the Securities Exchange Act of 1934.

“Your company is capably executing its plan to accomplish all of its goals for 2016 – financially, programmatically and through its partnering – and I am very proud of the fine work being done by our team,” commented Randal J. Kirk, Chairman and Chief Executive Officer of Intrexon. “Our principal internal business objective, as always, is the maximization of the value of our growing, diversified portfolio of commercial and financial interests across many products and industries. We seek to obtain this through minimal net expenditure of our company’s cash and this is for two reasons – to maximize our ultimate cash-on-cash return and to allow the cash flows resulting from the products that we have enabled to flow to our bottom line on a relatively unburdened basis. We made significant progress in this category during the first quarter and believe that we shall continue to extend our performance trajectory throughout the year and beyond.

“Programmatic progress – and this is where the vast majority of our 750 employees are engaged every day – is largely tracking to our expectations, and we look forward to detailing some of this during our upcoming conference call and to the announcement of further developments throughout the balance of the year. Our progress in partnering, especially around some of our mature assets, keeps much of our executive team very busy, and we shall update you on this as well, but we would be remiss if we did not here especially acknowledge a new partner, the Cayman Islands and its exemplary government under the leadership of Premier Hon. Alden McLaughlin, MBE, JP, MLA, which is the first government in the world to develop a comprehensive program across a territory to fight the Aedes aegypti mosquito, the principal disease vector for Zika, dengue and chikungunya.”

Mr. Kirk concluded, “Finally, under the heading of stewardship, our board of directors and management recognize a fundamental desire to seek, identify and implement means of rewarding our shareholders that go beyond ‘merely’ building a great business. As was the case with last year’s $172M dividend of equity securities in ZIOPHARM Oncology, we recognize an opportunity for our shareholders to participate directly in the ownership of Intrexon Crop Protection (“ICP”) which we believe will confer significant and direct value to our shareholders beyond that which could be realized in the event that ICP had remained a wholly owned subsidiary of Intrexon. You should expect further information on this development in the near future.”

First Quarter 2016 Financial Results Compared to Prior Year Period

Total revenues were $43.4 million for the quarter ended March 31, 2016 compared to $33.8 million for the quarter ended March 31, 2015, an increase of $9.6 million, or 28%. Collaboration and licensing revenues increased $9.3 million over the quarter ended March 31, 2015 due to (i) the recognition of deferred revenue for upfront payments received from the Company’s license and collaboration agreements with the biopharmaceutical business of Merck KGaA, which became effective in May 2015, and from other collaborations signed by Intrexon between April 1, 2015 and March 31, 2016; and (ii) increased research and development services for these collaborations and for the progression of programs or the addition of new programs with previously existing collaborators. Product revenues were $8.6 million for the quarter ended March 31, 2016 compared to $8.9 million for the quarter ended March 31, 2015, a decrease of $0.3 million, or 4%. The decrease primarily relates to a decrease in the quantities of livestock previously used in production and live calves sold due to lower customer demand for these products. Gross margin on product revenues declined for the same period primarily due to a decline in the average sales prices of livestock previously used in production. Service revenues were $10.7 million for the quarter ended March 31, 2016 compared to $10.0 million for the quarter ended March 31, 2015, an increase of $0.7 million, or 7%. The increase relates to an increase in the number of in vitro fertilization cycles performed due to higher customer demand.

Total operating expenses were $84.0 million for the quarter ended March 31, 2016 compared to $121.0 million for the quarter ended March 31, 2015, a decrease of $37.0 million, or 31%. Research and development expenses declined $53.4 million, or 67%, due primarily to the inclusion in 2015 of a $59.6 million payment in common stock for an exclusive license to certain technologies owned by the University of Texas MD Anderson Cancer Center (MD Anderson). This decrease was partially offset by increases in (i) salaries, benefits and other personnel costs for research and development employees (ii) lab supplies and consultant expenses, and (iii) depreciation and amortization. Salaries, benefits and other personnel costs increased $2.3 million due to (i) an increase in research and development headcount to support new and expanded collaborations and (ii) a full quarter of costs for research and development employees assumed in the Company’s various 2015 acquisitions. Lab supplies and consultant expenses increased $2.8 million as a result of (i) the progression into the preclinical phase with certain of Intrexon’s collaborators; (ii) the increased level of research and development services provided to the Company’s collaborators; and (iii) a full quarter of costs incurred as a result of the Company’s various 2015 acquisitions. Depreciation and amortization increased $1.9 million primarily as a result of (i) incurring a full quarter of depreciation and amortization on property and equipment and intangible assets acquired in the Company’s 2015 acquisitions, and (ii) amortization related to AquaBounty’s intangible assets upon regulatory approval in November 2015. Selling, general and administrative (SG&A) expenses increased $15.3 million, or 55%, over the first quarter of 2015. Salaries, benefits and other personnel costs for SG&A employees increased $6.0 million due to (i) increased headcount to support Intrexon’s corporate operations and increased stock compensation expense due to higher grant date fair values for stock options granted; (ii) a full quarter of stock compensation expense for a company-wide option grant to employees in March 2015 and (iii) a full quarter of salaries, benefits and other personnel costs for employees assumed in the Company’s 2015 acquisitions. Legal and professional expenses increased $3.7 million primarily due to (i) noncash expenses due pursuant to Intrexon’s services agreement with Third Security, LLC which the Company entered into in November 2015; (ii) legal fees for trial and post-trial activities for the Company’s litigation with XY, LLC; (iii) expenses incurred to support domestic and international government affairs for regulatory approvals necessary to commercialize the Company’s products and services; (iv) incremental costs incurred to support the ongoing operations of the Company’s 2015 acquisitions; and (v) other business development activities. For the quarter ended March 31, 2016, the Company also recorded $4.2 million in litigation settlement expenses arising from the final court order in the Company’s trial with XY, LLC.

Total other income (expense), net, was $(21.4) million for the quarter ended March 31, 2016 compared to $115.7 million for the quarter ended March 31, 2015, a decrease of $137.1 million, or 119%. This decrease was attributable to market changes in Intrexon’s current equity securities portfolio; in 2016, this portfolio no longer included shares of ZIOPHARM Oncology, Inc. since the Company distributed such shares, including all realized gains thereon, to the Company’s shareholders as a dividend in June 2015.

Conference Call and Webcast

The Company will host a conference call today Tuesday, May 10th, at 5:30 PM EDT to discuss the first quarter 2016 financial results and provide a general business update. The conference call may be accessed by dialing 1-888-317-6003 (Domestic US), 1-866-284-3684 (Canada), and 1-412-317-6061 (International) and providing the Elite Entry number 1828030 to join the Intrexon Corporation Call. Participants may also access the live webcast through Intrexon’s website in the Investors section at http://investors.dna.com/events.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. Intrexon’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon.

Non-GAAP Financial Measures

This press release presents Adjusted EBITDA and Adjusted EBITDA per share, which are non-GAAP financial measures within the meaning of applicable rules and regulations of the Securities and Exchange Commission (SEC). For a reconciliation of these measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles and for a discussion of the reasons why the company believes that these non-GAAP financial measures provide information that is useful to investors see the tables below under “Reconciliation of GAAP to Non-GAAP Measures.” Such information is provided as additional information, not as an alternative to Intrexon’s consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of the Intrexon’s current financial performance.

Trademarks

Intrexon, ActoBiotics, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon Intrexon’s current expectations and projections about future events and generally relate to Intrexon’s plans, objectives and expectations for the development of Intrexon’s business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release. These risks and uncertainties include, but are not limited to, (i) Intrexon’s current and future ECCs and joint ventures; (ii) Intrexon’s ability to successfully enter new markets or develop additional products, whether with its collaborators or independently; (iii) actual or anticipated variations in Intrexon’s operating results; (iv) actual or anticipated fluctuations in Intrexon’s competitors’ or its collaborators’ operating results or changes in their respective growth rates; (v) Intrexon’s cash position; (vi) market conditions in Intrexon’s industry; (vii) the volatility of Intrexon’s stock price; (viii) Intrexon’s ability, and the ability of its collaborators, to protect Intrexon’s intellectual property and other proprietary rights and technologies; (ix) Intrexon’s ability, and the ability of its collaborators, to adapt to changes in laws or regulations and policies; (x) the outcomes of pending or future litigation; (xi) the rate and degree of market acceptance of any products developed by a collaborator under an ECC or through a joint venture; (xii) Intrexon’s ability to retain and recruit key personnel; (xiii) Intrexon’s expectations related to the use of proceeds from its public offerings and other financing efforts; (xiv) Intrexon’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and (xv) Intrexon’s expectations relating to its subsidiaries and other affiliates. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Intrexon’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intrexon’s Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in Intrexon’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intrexon undertakes no duty to update this information unless required by law.

###

For more information regarding Intrexon Corporation, contact:

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com

Corporate Contact:

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com

Intrexon Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$145,733	$135,782
Short-term investments	114,659	102,528
Receivables
Trade, net	21,874	25,101
Related parties	16,019	23,597
Note, net	—	601
Other	6,707	2,995
Inventory	25,078	26,563
Prepaid expenses and other	6,469	6,634

Total current assets	336,539	323,801
Long-term investments	75,584	105,447
Equity securities	61,322	83,653
Property, plant and equipment, net	44,673	42,739
Intangible assets, net	255,460	247,535
Goodwill	164,575	165,169
Investments in affiliates	21,385	9,977
Other assets	2,890	3,725

Total assets	$962,428	$982,046

Liabilities and Total Equity
Current liabilities
Accounts payable	$7,537	$4,967
Accrued compensation and benefits	8,281	19,050
Other accrued liabilities	13,548	7,949
Deferred revenue	37,695	35,366
Lines of credit	536	561
Current portion of long term debt	893	930
Current portion of deferred consideration	9,089	6,931
Related party payables	358	150

Total current liabilities	77,937	75,904
Long term debt, net of current portion	7,613	7,598
Deferred consideration, net of current portion	6,696	8,698
Deferred revenue, net of current portion	172,543	162,363
Deferred tax liabilities	19,777	21,802
Other long term liabilities	3,030	795

Total liabilities	287,596	277,160

Commitments and contingencies
Total equity
Common stock	—	—
Additional paid-in capital	1,283,525	1,249,559
Accumulated deficit	(607,158)	(542,729)
Accumulated other comprehensive loss	(11,435)	(12,752)

Total Intrexon shareholders’ equity	664,932	694,078
Noncontrolling interests	9,900	10,808

Total equity	674,832	704,886

Total liabilities and total equity	$962,428	$982,046

Intrexon Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended
(Amounts in thousands, except share and per share data)	March 31,
	2016	2015
Revenues
Collaboration and licensing revenues	$24,073	$14,783
Product revenues	8,555	8,933
Service revenues	10,665	9,957
Other revenues	145	176

Total revenues	43,438	33,849

Operating Expenses
Cost of products	9,562	8,675
Cost of services	5,672	5,362
Research and development	25,856	79,307
Selling, general and administrative	42,881	27,628

Total operating expenses	83,971	120,972

Operating loss	(40,533)	(87,123)

Other Income (Expense), Net
Unrealized appreciation (depreciation) in fair value of equity securities	(22,331)	115,454
Interest expense	(265)	(343)
Interest income	610	300
Other income, net	561	267

Total other income (expense), net	(21,425)	115,678
Equity in net loss of affiliates	(5,643)	(1,956)

Income (loss) before income taxes	(67,601)	26,599
Income tax benefit (expense)	2,281	(795)

Net income (loss)	$(65,320)	$25,804
Net loss attributable to the noncontrolling interests	891	1,293

Net income (loss) attributable to Intrexon	$(64,429)	$27,097

Net income (loss) per share, basic	$(0.55)	$0.26

Net income (loss) per share, diluted	$(0.55)	$0.25

Weighted average shares outstanding, basic	116,861,151	106,103,848
Weighted average shares outstanding, diluted	116,861,151	108,141,734

Intrexon Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA per share. To supplement Intrexon’s financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Intrexon presents Adjusted EBITDA and Adjusted EBITDA per share. A reconciliation of Adjusted EBITDA to net income or loss attributable to Intrexon under GAAP appears below. Adjusted EBITDA is a non-GAAP financial measure that Intrexon calculates as net income or loss attributable to Intrexon adjusted for income tax expense or benefit, interest expense, depreciation and amortization, stock-based compensation, shares issued as compensation for services, bad debt expense, noncash research and development expenses related to the acquisition of Intrexon’s license agreement with the University of Texas MD Anderson Cancer Center, litigation settlement expenses, realized and unrealized appreciation or depreciation in the fair value of equity securities, equity in net loss of affiliates and the change in deferred revenue related to upfront and milestone payments. Adjusted EBITDA and Adjusted EBITDA per share are key metrics for Intrexon’s management and Board of Directors for evaluating the Company’s financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital. Management and the Board of Directors believe that Adjusted EBITDA and Adjusted EBITDA per share are useful to understand the long-term performance of Intrexon’s core business and facilitate comparisons of the Company’s operating results over multiple reporting periods. Intrexon is providing this information to investors and others to assist them in understanding and evaluating the Company’s operating results in the same manner as its management and board of directors. While Intrexon believes that these non-GAAP financial measures are useful in evaluating its business, and may be of use to investors, this information should be considered as supplemental in nature and is not meant as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as non-GAAP financial measures presented by other companies. Adjusted EBITDA and Adjusted EBITDA per share are not measures of financial performance under GAAP, and are not intended to represent cash flows from operations nor earnings per share under GAAP and should not be used as an alternative to net income or loss as an indicator of operating performance or to represent cash flows from operating, investing or financing activities as a measure of liquidity. Intrexon compensates for the limitations of Adjusted EBITDA and Adjusted EBITDA per share by using them only to supplement the Company’s GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA and Adjusted EBITDA per share have limitations as an analytical tool and you should not consider them in isolation or as a substitute for analysis of Intrexon’s results as reported under GAAP.

In addition to the reasons stated above, which are generally applicable to each of the items Intrexon excludes from its non-GAAP financial measure, Intrexon believes it is appropriate to exclude certain items from the definition of Adjusted EBITDA for the following reasons:

•	Interest expense may be subject to changes in interest rates which are beyond Intrexon’s control;

•	Depreciation of Intrexon’s property and equipment and amortization of acquired identifiable intangibles can be affected by the timing and magnitude of business combinations and capital asset purchases;

•	Stock-based compensation expense is a noncash expense and may vary significantly based on the timing, size and nature of awards granted and also because the value is determined using formulas which incorporate variables, such as market volatility.

•	Shares issued as compensation for services and bad debt expense are noncash expenses which Intrexon excludes in evaluating its financial and operating performance;

•	Unrealized and realized appreciation or depreciation in the fair value of securities which Intrexon holds in its collaborators may be significantly impacted by market volatility and other factors which are outside of the Company’s control in the short term and Intrexon intends to hold these securities over the long term except as provided above;

•	Equity in net loss of affiliate reflects Intrexon’s proportionate share of the income or loss of entities over which the Company has significant influence, but not control, and accounts for using the equity method of accounting. The Company’s acquisition of the license agreement with the University of Texas MD Anderson Cancer Center was a noncash expense Intrexon incurred to obtain access to specific technologies, which are strategic to the Company. Intrexon believes excluding the impact of such losses or gains on these types of strategic investments from its operating results is important to facilitate comparisons between periods;

•	Litigation settlement expenses are an estimate of the net amount due, including prejudgment interest, as a result of the final court order from Intrexon’s trial with XY, LLC. Intrexon believes it has compelling grounds to overturn the adverse rulings of the court order through appellate action and that, as a result, the amount of the damages could be reduced or eliminated; and

•	GAAP requires Intrexon to account for its collaborations as multiple-element arrangements. As a result, the Company defers certain collaboration revenues because certain of its performance obligations cannot be separated and must be accounted for as one unit of accounting. The collaboration revenues that Intrexon so defers arise from upfront and milestone payments received from the Company’s collaborators, which Intrexon recognizes over the future performance period even though the Company’s right to such consideration is neither contingent on the results of Intrexon’s future performance nor refundable in the event of nonperformance. In order to evaluate Intrexon’s operating performance, its management adjusts for the impact of the change in deferred revenue for these upfront and milestone payments in order to include them as a part of adjusted EBITDA when the transaction is initially recorded. The adjustment for the change in deferred revenue removes the noncash revenue recognized during the period and includes the cash and stock received from collaborators for upfront and milestone payments during the period. Intrexon believes that adjusting for the impact of the change in deferred revenue in this manner is important since it permits the Company to make quarterly and annual comparisons of the Company’s ability to consummate new collaborations or to achieve significant milestones with existing collaborators. Further, Intrexon believes it is useful when evaluating its financial and operating performance, generating future operating plans and making strategic decisions about the allocation of capital.

The following table presents a reconciliation of net income (loss) attributable to Intrexon to EBITDA and also to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA per share, for each of the periods indicated:

	Three months ended
	March 31,
	2016	2015
	(In thousands)
Net income (loss) attributable to Intrexon	$(64,429)	$27,097
Interest expense	239	327
Income tax expense (benefit)	(2,281)	795
Depreciation and amortization	5,529	3,444

EBITDA	$(60,942)	$31,663
Stock-based compensation	13,166	10,156
Shares issued as compensation for services	3,083	480
Bad debt expense	840	393
Research and development license with MD Anderson Cancer Center paid in stock	—	59,579
Litigation settlement expense	4,228	—
Unrealized (appreciation) depreciation in fair value of equity securities	22,331	(115,454)
Equity in net loss of affiliates	5,643	1,956
Impact of change in deferred revenue related to upfront and milestone payments	13,518	(2,931)

Adjusted EBITDA	$1,867	$(14,158)

Weighted average shares outstanding, basic	116,861,151	106,103,848
Weighted average shares outstanding, diluted	118,622,178	106,103,848
Adjusted EBITDA per share, basic	$0.02	$(0.13)
Adjusted EBITDA per share, diluted	$0.02	$(0.13)